Exhibit 99.3

DATED                              2nd November                            2009

O&T PROPERTIES LIMITED  (1)

THE FEMALE HEALTH COMPANY (UK) PLC  (2)

RENT DEPOSIT DEED
relating to
Unit 1, Sovereign Park Estate, Coronation Road, London NW10 7QP

Manches LLP
9400 Garsington Road
Oxford Business Park
OXFORD OX4 2HN

Tel +44 (0)1865 722 106
Fax +44 (0)1865 201 012
DX 155710 Oxford 13
www.manches.com

Ref: SPS/ELV/181966/259021

INDEX

1.	INTERPRETATION	1
2.	DEPOSIT	3
3.	CHARGE OF THE ACCOUNT	3
4.	LANDLORD'S DUTIES	4
5.	INTEREST	4
6.	WITHDRAWALS	4
7.	REPAYMENT OF THE DEPOSIT	5
8.	THE RIGHT OF RE-ENTRY IN THE LEASE	5
9.	INDEMNITY	5
10.	NOTICES	5
11.	THIRD PARTY RIGHTS	6
12.	GOVERNING LAW AND JURISDICTION	6

DATE	2nd November 2009

PARTIES
(1)	O&T PROPERTIES LIMITED (Company No: 03703586) whose registered office is Seymour House, Whiteleaf Road, Hemel Hempstead, Hertfordshire HP3 9DE ("Landlord"); and
(2)	THE FEMALE HEALTH COMPANY (UK) PLC (Company No: 02439625) whose registered office is 1 Sovereign Park, Coronation Road, Park Royal, London NW10 7QP ("the Tenant").
BACKGROUND
(A)	This deed is supplemental and collateral to the Lease.
(B)	The Landlord is entitled to the immediate reversion of the Lease.
(C)	The residue of the Term is vested in the Tenant.
(D)	The Tenant has agreed to place on deposit with the Landlord the total amount of the Principal Rent due under the terms of the Lease and to allow the Landlord to draw down sums from this amount on account of the Principal Rent due under the Lease.
AGREED TERMS
1.	INTERPRETATION
	1.1.	The definitions in this clause apply in this deed.
		"Account"	a separate, designated interest bearing deposit account at the Bank in the name of the Landlord.
		"Bank"	Lloyds TSB Bank plc and its successors and assignees or such other bank or building society in England or Wales as the Landlord may from time to time nominate.
		"Deposit"	the Initial Deposit.
		"Initial Deposit"	the sum of two hundred and ninety-six thousand seven hundred and twenty-five pounds (£296,725.00) plus VAT of forty-four thousand five hundred and eighty pounds only (£44,580.00).
		"Interest"	any interest accruing on the Deposit.
		"Lease"	the lease of the Property dated 2nd November 2009 and made between the Landlord (1) and the Tenant (2), and including all documents supplemental or collateral to that lease except this deed.

	"Principal Rent"	the annual rent first reserved under the terms of the Lease.
	"Property"	Unit 1, Sovereign Park, Coronation Road, London as more particularly described in and demised by the Lease.
	"Rents"	any sums reserved as rent under the Lease.
	"Term"	has the meaning given to it in the Lease.
	"VAT"	value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.
	"Working Day"	a day which is not Saturday, Sunday, a bank holiday or a public holiday in England and Wales.
1.2.	References to the "Landlord" include a reference to the person entitled for the time being to the immediate reversion of the Lease.
1.3.	The obligations of the "Tenant" under this deed are personal to the entity named as the Tenant in this deed.
1.4.	The expression "tenant covenant" has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.
1.5.	Clause headings do not affect the interpretation of this agreement.
1.6.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.7.	Words in the singular shall include the plural and vice versa.
1.8.	A reference to one gender shall include a reference to the other genders.
1.9.	A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.
1.10.	A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.11.	References to clauses are to the clauses of this deed.
1.12.	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
1.13.	A reference to writing or written includes faxes but not e-mail.
2.	DEPOSIT
	2.1.	The Landlord acknowledges receipt of the Initial Deposit from the Tenant and undertakes to place the Initial Deposit in the Account as soon as reasonably possible, but in any event within two Working Days after the date of this deed.
	2.2.	The Landlord undertakes to hold the Deposit in accordance with, and subject to, the terms of this deed.
3.	CHARGE OF THE ACCOUNT
	3.1.	The Tenant warrants to the Landlord that:
		3.1.1	the Deposit is, and will at all times be, free from any charge, encumbrance or other security interest in favour of any third party;
		3.1.2.	the Tenant will not assign or otherwise dispose of its interest in, or the benefit of its rights under, this deed, the Deposit or the Account (or any part of them); and
		3.1.3.	the Tenant will not create any further charge, encumbrance or security interest over the whole, or any part, of the Deposit or the Account.
	3.2.	The Tenant, with full title guarantee, charges as a first legal charge, its interest in the Account, together with all money from time to time in the Account, to the Landlord.
	3.3.	The security created by clause 3.2 of this deed is in addition to, and shall not affect, any other security of the Landlord as regards the Tenant.
	3.4.	The Tenant confirms that the charge in clause 3.2 does not contravene any of the provisions of the Tenant's memorandum and articles of association and that this deed has been executed in accordance with them.

4.	LANDLORD'S DUTIES
	4.1.	The Landlord is not obliged to secure any particular rate of Interest and shall be entitled to open the Account with the Bank.
	4.2.	The Landlord shall be liable to the Tenant for any loss to the Deposit or any loss of Interest arising from the wilful default or negligence of the Landlord.
5.	INTEREST
	5.1.	Except where this deed provides otherwise, any Interest earned on the Deposit shall accrue to the Tenant.
	5.2.	No interest shall be released to the Tenant where the Lease is forfeited or disclaimed
	5.3.	Interest shall be released to the Tenant on termination of the Lease whether prior to or on the contractual expiry date.
	5.4.	The Landlord shall be entitled (but not obliged) to withhold such sums from any Interest accruing on the Deposit as represent any tax that may lawfully be due and to pay such sums to the appropriate tax authority.
	5.5.	In circumstances where the Landlord does not elect to withhold any sums pursuant to clause 5.4 the Tenant shall indemnify the Landlord on demand against all tax payable in respect of any Interest accruing on the Deposit.
6.	WITHDRAWALS
	6.1.	The Landlord shall be entitled to withdraw from the Deposit amounts equal to the quarterly payments of the Principal Rent the first withdrawal (being the proportion of Principal Rent due for the period from and including the date hereof to and including the day before the next following payment date) to be made on the date of this deed and such subsequent withdrawals to be made on the dates on which the Principal Rent is payable under the terms of the Lease (except where any such date is not a Working Day in which case the Landlord may withdraw an amount equal to the rent payable under clause 3 of the Lease on the last Working Day prior to the date on which the rent is due) and not to exceed the amount of the Principal Rent properly due and payable on such date.

	6.2.	Within ten (10) Working Days of any withdrawal by the Landlord from the Deposit on account of the rent payable under clause 3 of the Lease the Landlord shall provide the Tenant with a value added tax invoice for such payment.
	6.3.	The Landlord acknowledges that its entitlement to withdraw from the Deposit pursuant to clause above is satisfaction of the Tenant's obligation to pay the Principal Rent under the terms of the Lease.
7.	REPAYMENT OF THE DEPOSIT
	7.1.	Subject to the rights of the Landlord under this deed, the Landlord shall repay the amount standing to the credit of the Account to the Tenant as soon as reasonably practicable and in any event within two (2) weeks after the date of the expiry or sooner determination of the Term.
	7.2.	If the Lease is disclaimed or forfeited, the Landlord shall be entitled to apply the Deposit (or the balance of it at the date of forfeiture or disclaimer) in payment of the Rents and other sums that would have been payable by the Tenant under the Lease had it not been forfeited or disclaimed, for the period ending on the earlier of:
		7.2.1.	six (6) months from the date of disclaimer or forfeiture; and
		7.2.2.	the date on which the Property is wholly relet, provided that for the purpose of this clause the Property shall not be deemed to have been relet until the expiry of any rent-free period granted by the Landlord to the incoming tenant.
8.
THE RIGHT OF RE-ENTRY IN THE LEASE
The right of re-entry in the Lease shall be exercisable if any covenant or condition contained in this deed falling to be complied with by the Tenant is breached, as well as if any of the events stated in the provision for re-entry in the Lease occur.

9.	INDEMNITY The Tenant shall make good to the Landlord on demand, and indemnify the Landlord against, all losses, damages, costs, expenses and claims arising from any breach of the terms of this deed.
10.
NOTICES
Any notice given pursuant to this deed must be in writing and must be delivered by hand, or sent by pre-paid first-class post, or registered post or by any other means permitted by the Lease. A correctly addressed notice sent by pre-paid first- class post shall be deemed to have been delivered at the time at which it would have been delivered in the normal course of the post.

11.	THIRD PARTY RIGHTS A person who is not a party to this deed shall not have any rights under or in connection with it.
12.	GOVERNING LAW AND JURISDICTION
	12.1.	This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.
	12.2.	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).
This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED AS A DEED by O&T
PROPERTIES LIMITED acting by two
directors or by a director and secretary

/s/  Andrew Johnson, Director
 /s/  James Deane, Secretary

EXECUTED AS A DEED by THE FEMALE
HEALTH COMPANY (UK) PLC acting by
two directors or by a director and secretary

/s/  Michael Pope, Director
 /s/  Nick Puttick, Director/Secretary